UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 18, 2008 (March 19, 2008)

BRAMPTON CREST INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

NEVADA	000-1321002	30-0286164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12515 Orange Drive, Suite 814, Davie, FL	33330
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (954) 475-1260, x13

N/A
(Former Name or Former Address, if Changes Since Last Report)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K/A contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors.

 Item 2.01 - Completion of Acquisition or Disposition of Assets

            As disclosed in the Company's 8-K dated March 23, 2008 on March 19, 2008, Brampton Crest International, Inc., a Nevada corporation, America’s Emergency Network, LLC, a Florida limited liability company, Bryan Norcross, in his capacity as a member and representative of the members of America’s Emergency Network, LLC, Max Mayfield, a member of America’s Emergency Network, LLC, Matthew Straeb, a member of the America’s Emergency Network, LLC, Robert Adams, a member of America’s Emergency Network, LLC, and Brampton Acquisition Subsidiary Corp., a Florida corporation and a wholly owned subsidiary of Brampton Crest International, Inc., entered into an Agreement and Plan of Merger whereby America’s Emergency Network, LLC was merged into Brampton Crest International, Inc. (the “Merger Agreement”) such that America’s Emergency Network, as a Florida corporation, shall continue as a wholly owned subsidiary corporation of Brampton Crest International, Inc. Pursuant to the terms and conditions of the Merger Agreement, the members of America’s Emergency Network, LLC received an aggregate of 100,000,000 shares of Brampton Crest International, Inc.'s Common Stock.

When fully deployed, America's Emergency Network will link Emergency Operations Centers (EOC's) in cities, towns, counties, school boards, and other government entities with the general public, media outlets, first responders, and other government agencies. The satellite based system will send video feeds of news briefings by emergency officials and critical text bulletins issued at any EOC in any location to all users instantly. The system is designed to operate before and after disasters, even when telephone, cell phone, and terrestrial internet systems have failed. In addition, during short-fuse emergencies (tanker accidents, bio-hazards, etc.), America's Emergency Network will provide an instant communications link directly to all subscribing media outlets. Critical information will reach the public much sooner since all subscribing media outlets will receive the text and video feeds at once.

Item 9.01 - Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

•	The following financial statements of America’s Emergency Network, LLC. are being filed with this report as Exhibit 99.1:

•	Report of Independent Public Accounting Firm;

•	Balance Sheet as of December 31, 2006 and 2007(audited);

•	Statements of Operations for the years ended December 31, 2006 and 2007

•	Statements of Cash Flows for the years ended December 31, 2006 and 2007

•	Notes to Financial Statements.

(b)	The following pro forma financial information is being filed with this report as Exhibit 99.2:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2007;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2007

•	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what Brampton Crest International, Inc. ("Brampton") financial position or results of operations actually would have been had Brampton completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

(c)	Exhibitss

Exhibit Number	Description

99.1	Financial Statements listed in Item 9.01(a)
99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAMPTON CREST INTERNATIONAL, INC.

Date: August 5, 2008	By:	/s/ Bryan Norcross
Bryan Norcross
Chief Executive Officer